 Portfolio and Performance ReviewThe Swiss Helvetia Fund, Inc.  Date: June 23, 2016  November 2014 | For professional investors only. This material is not suitable for retail clients  Stefan Frischknecht, CFA  Fund Manager

 Agenda  The case for Swiss equitiesWhy consider The Swiss Helvetia Fund, Inc.PerformancePortfolio positioningOutlook  *  Source: Schroders

 The case for Swiss equities

 Swiss stocks leading in global competitiveness  Very high percentage of Swiss index members are global leaders  1 Source: Schroder research and company websites, Forbes 2014, EvaluateMedTech October 2014, BloombergNews 17.7.2014, Chemweek 23.8.2013, GlobalCement 9.12.2013, Leffingwell 15.5.2015, Staffingindustry 16.10.2013, Reuters 19.5.2015. The views and forecasts contained herein are those of the Schroders Swiss Equities team based on information that they believe to be reliable.  *  Name  Global rank within market  Market  Nestle   1  Food   Novartis   2  Drugs   Roche   1  Diagnostics   UBS   1  Wealth management   ABB   2  Power transmission / distribution  Richemont  1  Jewelry   Syngenta   1  Crop protection   Swiss Re   2  Reinsurance   LafargeHolcim   1  Cement   Givaudan   1  Flavours / fragrance   Adecco   1  Staffing   Swatch   1  Watches   SGS  1  Inspection / testing   At points over the past few years, approx. 2/3 of large caps in the Swiss Market Index (“SMI”) have been ranked first or second within their markets on a global basis.1Approximately 40% of Swiss mid caps, too.

 How is global leadership of Swiss stocks possible?  Switzerland offers an attractive business environment  *  Source: World Economic Forum, Global Competitiveness Report 2015-16, rank out of 140 economies. See also: http://www.prosperity.comThe Legatum Institute, a London based think tank, on November 2, 2015, published its annual global prosperity index. Switzerland ranked number 2 based on 89 variables split into 8 subindexes (economy, entrepreneurship & opportunity, governance, education, health, safety & security, personal freedom, and social capital).  The World Economic Forumhas been looking into drivers of competitiveness and prosperity in 140 economies. Amongst others, the following help explain the strong position of Switzerland:- innovation- infrastructure- education- labor market efficiency- macroeconomic environment- business sophistication

 Swiss companies are innovation leaders  Leading innovation score driven by high per capita patent fillings  Source: Innovation Union Scoreboard 2015 (EU)  *

 Leadership has led to long-term outperformance  *  Source: Bloomberg, performance in USD as of December 31, 2015. Performance shown is past performance which is no guarantee of future results.  Performance difference: 3.6% p.a.   Swiss Equities: 10.5% p.a. in USD  MSCI World All Country Total Return Index: 6.9% p.a. in USD  Swiss equities significantly outperformed global stocks for over 25 years

 Swiss companies are geographically diversified  Swiss companies’ regional sales exposure  *  Source: HSBC, July 3, 2014; *UBS February 10, 2015, data based on averages.  Europeex domestic  MEA  Unclassified  APAC  Americas  Domestic  Europeex domestic  MEA  Unclassified  APAC  Americas  Domestic  Europe ex domestic  MEA  Unclassified  APAC  Americas  Domestic  Europe  Unclassified  APAC  Americasex US  Domestic

 Swiss Equity Market Valuation versus other Indexes  Swiss P/E ratio higher than European, but not an outlier  *  Source: Bloomberg as at May 19, 2016; Thomson Datastream, UBS as at April 13, 2016. P/E = price to earnings ratio.  Country  Index  P/E est. 2016  Switzerland  SMI  16.6  UK  FTSE 100  16.5  France  CAC 40  14.4  Germany  DAX  12.5  Spain  IBEX 35  13.7  Italy  FTSE MIB  14.7  Netherlands  AEX  16.8  Europe  STOXX 600  15.5  US  S&P 500  17.4  Japan  NIKKEI  16.1  Brazil  IBOV  13.3

 Why Consider The Swiss Helvetia Fund, Inc.

 The Swiss Helvetia Fund, Inc.  *  Allows US investors access to the fund management team’s capabilitiesThe fund has better diversification compared to the Swiss Performance Index (SPI)A closed-end fund allows a longer-term investment horizon (not managed based on future in/outflows)Currently the fund trades at a discount to NAV  Source: Schroders, Bloomberg, March 31, 2016. Views expressed reflect those of the portfolio management team as of today’s date and do not necessarily reflect the views of Schroders. These views may change.  Why invest in Swiss equities through a closed–end fund?  Portfolio weight  SWZ  SPI  Top 3 positions  34%  49%  Top 5 positions  43%  58%  Top 10 positions  59%  71%

 Performance  FY 2015 and YTD 2016

 Net Asset Value  Performance FY 2015 and YTD 2016  *  NAV and share price performance in USD  Performance in USD %  FY 2015  Q1 2016  Apr-May 16  YTD 16  NAV (US GAAP) as per quarterly filings  2.96%  -3.50%  1.85%  -1.71%  SWZ NAV as published*  2.89%  -3.73%  1.85%  -1.95%  Swiss Performance Index, SPI  2.58%  -5.58%  3.18%  -2.58%  Difference NAV as per quarterly filings  +0.38%  +2.08%  -1.33%  +0.87%  Source: Schroders, Citi and JPM for fund performance, Bloomberg for Index performance; year-to-date performance as at May 31, 2016.Past performance is no guarantee of future results.  Performance in USD %  FY 2015  Q1 2016  Apr-May 16  YTD 16  Share price SWZ  1.41%  -3.60%  1.67%  -1.99%  Swiss Performance Index, SPI  2.58%  -5.58%  3.18%  -2.58%  Difference  -1.17%  +1.98%  -1.51%  +0.59%  Share Price  * published on website, Bloomberg, etc.

 Performance commentary  Driving factors behind relative performance  Relative performance for Q1 and for Jan-May (YTD) has been positive: small & mid cap overweight was positive as they outperformed the overall market performance contribution from Kuros (former direct private equity investment): approx. 1% (YTD)Relative performance in April & May has been negative: small & mid cap overweight was a minor negative as they underperformed the overall market stock selection was negative due to: underweight in pharma, as Roche and Novartis recovered from Q1 underperformance zero weights in Zurich Insurance and ABB overweight in Swatch, which suffered from weak watch market data  *  Source: Schroders, JPM, Bloomberg as of May 31, 2016

 Portfolio positioning

 Top ten holdings - absolute basis  Portfolio positioning  As of 31 May 2016  *  Source: Schroders, JP Morgan, Bloomberg, May 31, 2016  Name  Absolute weight  Novartis  12.5%  Roche  11.8%  Nestlé  11.2%  Lindt & Sprüngli (Reg.)  4.4%  Syngenta  4.1%  UBS  3.2%  Richemont  2.9%  Burckhardt Compression  2.7%  Logitech  2.5%  Belimo  2.5%  Total  57.8%  Top holdings - relative basis  Name  Relative weight  Lindt & Sprüngli (Reg.)  +3.7%  Burckhardt Compression  +2.6%  Belimo  +2.4%  Logitech  +2.3%  Swatch (Reg.)  +2.0%  Nestlé  -8.1%  Novartis  -4.0%  ABB  -3.5%  Roche  -3.4%  Zurich Insurance  -3.0%

 Portfolio positioning  ICB classification  *  Source: Schroders, JP Morgan, Bloomberg, May 31, 2016  SWZ  SPI  Rel. %  24.3%  31.7%  -7.4%  16.3%  21.2%  -4.9%  8.4%  9.3%  -0.9%  8.3%  8.8%  -0.5%  3.1%  6.9%  -3.8%  4.1%  5.0%  -0.9%  4.8%  4.2%  0.6%  5.1%  3.6%  1.5%  2.9%  2.3%  0.6%  0.0%  1.2%  -1.2%  2.3%  1.2%  1.1%  1.8%  1.2%  0.6%  3.1%  0.9%  2.2%  0.0%  0.8%  -0.8%  4.0%  0.8%  3.2%  0.0%  0.4%  -0.4%  1.3%  0.2%  1.1%  0.0%  0.1%  -0.1%  0.0%  0.1%  -0.1%  0.0%  0.1%  -0.1%  0.0%  0.0%  0.0%  0.0%  0.0%  0.0%  0.0%  0.0%  0.0%  6.3%  0.0%  6.3%  3.9%  0.0%  3.9%

Portfolio positioning

Changes in positioning Q1 2016 and 31.03.16 – 30.05.2016

New Positions	Increased Positions	Decreased Positions	Sold Positions
Julius Baer	Aryzta	Actelion	Adecco
Swiss Re	Cembra Money Bank	Belimo	
Valiant	Credit Suisse	Bucher Industries	
	Sunrise	DKSH	
	Syngenta	Dufry	
	UBS	Evolva	
		Implenia	
		Kuros Biosciences	
		Lonza	
		Nestlé	
		OC Oerlikon	
		Lindt & Spruengli Reg.	
		Credit Suisse	
		UBS	
		Basilea	
		Kuros	
	Syngenta	Lonza	
	Valiant	Belimo	Evolva
	DKSH	Implenia	Dufry
VAT	Sunrise	Gategroup	Leonteq

Source: Schroders, May 31, 2016; names in blue coloured text relate to portfolio actions in Q1 2016, in orange to the months of April and May 2016

17

Schroders

Portfolio characteristics  Portfolio positioning  Moderate value tilt, high balance sheet quality, clear small & mid cap bias  *  Source: Bloomberg consensus estimates, Schroders, May 31, 2016    Swiss Performance Index  Swiss Helvetia Fund  P/E 2016e   19.5x   19.1x  P/E 2017e   17.1x   17.2x  P/B   4.4x   4.5x  Net debt / EBITDA   74.8%   13.1%  Goodwill / equity   37.5%   32.7%  Small & Mid Cap wgt   17.3%   38.3%

 Portfolio positioning  Development of characteristics using StyleResearch   *  Source: Schroders Prism Report as from 30.06.14 – 31.05.2016, numbers show ‘’standard tilt’’, i.e. a statistically normalized measure for the Fund relative to benchmark

 Risk measures (ex private equity)  Portfolio positioning  Key statistical measures  *  Source: Schroders, Charles River, Prism, May 31, 2016  Swiss Helvetia Fund  31.05.2016  31.03.2016  Tracking error   3.1%   3.1%  Beta   0.88   0.93  Relative VaR (95%)   1.5%   1.4%  Volatility   11.7%   11.6%  Active share   44.8%   42.9%  Portfolio turnover    Swiss Helvetia Fund  Turnover in % of AuM Q1 2016   12%  Turnover in % of AuM YTD 2016   18%  Turnover calculation method: (Buys + Sells) / (average AuM);periods of less than 12 months are not annualised

 Outlook

 Investment Outlook  Global stock market valuations have become more expensive since 2010But equity markets are likely to benefit further from attractive / increasing dividendsSwiss spread of dividend yield vs. 10 year government bond yield highest among major stock marketsSwiss stocks have also delivered superior earnings growthWe believe that Swiss equities will be among the best performing equity markets in the long-term- global leaders of industry- long-term evidence of superior earnings growth (which is likely to persist)- in spite of strong Swiss franc (despite making news headlines in 2015, it is rather “business as usual”)Simultaneously, investors should be aware of shorter-term risks/volatility (due to politics, central banks, economic data, contagion from other asset classes, global tensions etc.)  *  Views expressed reflect those of the portfolio management team as of today’s date and do not necessarily reflect the views of Schroders. These views are subject to change.

 Investment Outlook  Global comparison of dividend yield versus government bond yield  *  Source: Bloomberg, as at May 31, 2016

 Investment Outlook  Global comparison of earnings expectations  *  Source: Bloomberg: as at May 31, 2016, all earnings converted into US dollars

 Investment Outlook  *  Swiss small & mid caps look strong compared with other small & mid cap markets  Source: Bloomberg: as at May 31, 2016, all earnings converted into US dollars  Swiss small & mid caps versus other small & mid cap indices

 Conclusion

 Conclusion  Swiss-listed companies are often global leadersTheir level of internationalization makes them less dependent on domestic economy(they can outgrow the Swiss economy, which is solid but mature)Swiss equities have a history of outperformance versus global and European equitiesThey are highly attractive from a long-term total return perspectiveThe Fund is currently a way to invest in Swiss stocks at a discountSchroders has a proven philosophy, process and track record for Swiss equities  *  Views expressed reflect those of the portfolio management team and do not necessarily reflect the views of Schroders. These views are subject to change. Past performance is no guarantee of future results.

 Important Information  *  The Fund is a closed-end investment product. Common shares of the Fund are only available for purchase/sale on the NYSE at the current market price. An investment in the Fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.This presentation is intended to be for information purposes only and it is not intended as promotional material in any respect. The material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. The material is not intended to provide, and should not be relied on for, accounting, legal or tax advice, or investment recommendations. Information herein is believed to be reliable but Schroder Investment Management North America Inc. does not warrant its completeness or accuracy.The returns presented represent past performance and are not necessarily representative of future returns, which may vary. The value of investments can fall as well as rise as a result of market or currency movements.All investments, domestic and foreign, involve risks, including the risk of possible loss of principal. The market value of a fund’s portfolio may decline as a result of a number of factors, including adverse economic and market conditions, prospects of stocks in the portfolio, changing interest rates, and real or perceived adverse competitive industry conditions. Investing overseas involves special risks including among others risks related to political or economic instability, foreign currency (such as exchange, valuation, and fluctuation) risk, market entry or exit restrictions, illiquidity, and taxation.  The Swiss securities markets have substantially less trading volume than the U.S. securities markets. Additionally, the capitalization of the Swiss securities markets is highly concentrated. Securities of some companies located in Switzerland will be less liquid and more volatile than securities of comparable U.S. companies. This combination of lower volume and greater concentration in the Swiss securities markets may create a risk of greater price volatility than in the U.S. securities markets. The views and forecasts contained herein are those of the Schroders Swiss Equities team and are subject to change. The information and opinions contained in this document have been obtained from sources we consider to be reliable. No responsibility can be accepted for errors of facts obtained from third parties. Reliance should not be placed on the views and information in the document when taking individual investment and/or strategic decisions.Definitions: Active share represents the proportion of stock holdings in the fund that is different from the composition found in the benchmark. Beta measures the sensitivity of the fund to the movements of its benchmark. Volatility is measured by Standard deviation, which is the risk or volatility of an investment’s return over a particular time period; the greater the number, the greater the risk. Tracking error is the difference between the price behavior of a position or a portfolio and the price behavior of a benchmark. VaR is Value at Risk, a widely used risk measure of the risk of loss on a specific portfolio of financial exposures.For more information, visit www.swzfund.comSchroder Investment Management North America Inc.875 Third Avenue, New York, NY 10022-6225(212) 641-3800www.schroders.com/us